UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 19, 2008 — January 16, 2008
(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Robinson, Suite 300
Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On February 19, 2008, Thomas W. Adams, chairman and chief executive officer and Robert C. Gibney, vice president investor relations & external affairs of Tronox Incorporated (the “Company”) are meeting with certain investors to discuss the Company’s recent earnings announcement. In their meetings, they plan to present the Company’s February 12th earnings presentation, along with an additional slide that describes the Company’s recent amendments to its credit agreement.
A copy of the additional slide is attached hereto as Exhibit 99.1
Item 8.01 Other Events
     On January 16, 2008, the Company’s wholly owned subsidiary, Tronox LLC, received an information request, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601, et seq.), through which the United States Environmental Protection Agency, Region II, is seeking additional information related to the transactions that resulted in the ultimate spin off of the Company and its subsidiaries from Kerr-McGee Corporation. A similar information request was served on Anadarko Petroleum Corporation on or about the same date.
A copy of the information request is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Amended Covenant Slide – presented on February 19, 2008

99.2	Request for information pursuant to 42 U.S.C. §§ 9601, et seq., received January 16, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: February 19, 2008